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                                                                    Exhibit 99.1

                 OmniSky Unable To Timely File Quarterly Report

     SAN FRANCISCO, CA - November 20, 2001 - OmniSky Corporation (NASDAQ: OMNY) today announced that it was unable to timely file its quarterly report on Form 10-Q for the third quarter ended September 30, 2001. As previously announced, the company continues to evaluate various strategic options, including a reorganization, sale or other form of restructuring under the federal bankruptcy code. As a result, management has been unable to prepare the quarterly financial statements and textual disclosures required by Form 10-Q. Until such time as the company's SEC reports are current, the company's securities will not be eligible for resale under Rule 144 of the Securities Act of 1933.

Safe Harbor

     The foregoing information contains forward-looking statements that are based on OmniSky's current expectations. These expectations are subject to risks, uncertainties and other factors that could cause OmniSky's actual results to differ materially from those referred to in these forward-looking statements. Factors that could cause OmniSky's actual results to differ include, but are not limited to, a failure to obtain necessary financing and general economic downturns. These and other risks are more fully described in OmniSky's periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission's web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about OmniSky for a more informed overview of the company.

     The OmniSky name and logo are trademarks of OmniSky Corporation.


Contact(s):
Michael Schnabel
Director of Finance
(415) 764-2201
investors@omnisky.com